   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2000 REGISTRATION NO. 333-44202
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                 TO FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ---------------
                           SYMBOL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                       DELAWARE                     11-2308681
            (State or Other Jurisdiction         (I.R.S. Employer
         of Incorporation or Organization)     Identification Number)

                 ONE SYMBOL PLAZA
                  HOLTSVILLE, NY                        11742
     (Address of Principal Executive Offices)        (Zip Code)

               RESTATED TELXON CORPORATION 1990 STOCK OPTION PLAN
 RESTATED TELXON CORPORATION 1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             STOCK OPTION AGREEMENTS
                             (Full Title of Plans)
                                ---------------
                            LEONARD H. GOLDNER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           SYMBOL TECHNOLOGIES, INC.
                                ONE SYMBOL PLAZA
                           HOLTSVILLE, NEW YORK 11742
                                  631-738-2400
                    (Name and address of agent for service)
                               ---------------

     Approximate date of commencement of proposed sale to employees: From time to time after the effective date of this Registration Statement and the effective time of the merger of Telxon Corporation with a wholly-owned subsidiary of Symbol Technologies.

--------------------------------------------------------------------------------

  TITLE OF EACH CLASS OF                                                                                    AMOUNT OF
     SECURITIES TO BE         AMOUNT TO BE         PROPOSED MAXIMUM              PROPOSED MAXIMUM          REGISTRATION
        REGISTERED           REGISTERED(1)     OFFERING PRICE PER UNIT     AGGREGATE OFFERING PRICE(2)        FEE(2)
-------------------------   ---------------   -------------------------   -----------------------------   -------------
Common Stock, par value
 $0.01 per share.........      1,742,316               N/A                          N/A                        $0

--------------------------------------------------------------------------------
(1) This Post-Effective Amendment on Form S-8 covers 1,742,316 shares of Symbol common stock originally registered on the Registration Statement on Form S-4 (File No. 333-44202) filed with the Securities and Exchange Commission on August 21, 2000 to which this Amendment relates.

(2) Symbol previously paid $110,077 upon the initial filing of the Registration Statement to register 11,974,715 shares of Symbol common stock issuable to former stockholders of Telxon Corporation, including 1,742,316 shares of Symbol common stock issuable pursuant to the above referenced Plans.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     Symbol Technologies, Inc. ("Symbol" or the "registrant") hereby amends its Registration Statement on the Form S-4 (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (this "Amendment") relating to up to 1,742,316 shares of common stock, par value $.01 per share, of Symbol ("Symbol Common Stock") issuable by Symbol in connection with the exercise of stock options that have been granted under the Restated Telxon Corporation 1990 Stock Option Plan and certain stock option agreements, the Restated Telxon Corporation 1990 Stock Option Plan for Non-Employee Directors (collectively, the "Plans") and became options to purchase shares of Symbol Common Stock as described below. All of such shares of Symbol Common Stock were originally registered pursuant to the Form S-4.

     On November 30, 2000, TX Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Symbol ("Merger Sub"), merged (the "Merger") with and into Telxon Corporation, a Delaware corporation ("Telxon"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 25, 2000, among Symbol, Merger Sub and Telxon. At the time the Merger was consummated (the "Effective Time"), among other things, each share of common stock of Telxon issued and outstanding immediately prior to the Effective Time was converted into 0.5 (the "Exchange Ratio") of a share of Symbol Common Stock. Pursuant to the Merger Agreement the outstanding stock options granted under the Plans are no longer exercisable for the common stock of Telxon but, instead, are exercisable for Symbol Common Stock. Symbol Common Stock is substituted for common stock of Telxon under the Plans at the Exchange Ratio, as set forth in the Merger Agreement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     All information required by Part I to be contained in the Prospectus is omitted from this Amendment in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Symbol with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a)  Symbol's Annual Report on Form 10-K for the year ended December 31, 1999.

(b) Symbol's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000.

(c)  Symbol's Proxy Statement filed on April 6, 2000.

(d) The description of Symbol Common Stock contained in Symbol's Registration Statement on Form 8-A dated October 11, 1979, including any amendments or reports filed with the Commission for the purpose of updating such description.

     All documents subsequently filed by Symbol pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Symbol Common Stock to be issued in connection with the Plans was passed upon for Symbol by Leonard H. Goldner, Senior Vice President and General Counsel of Symbol. As of October 1, 2000, Mr. Goldner owned in the aggregate 368,063 Symbol shares. In addition, as of October 1, 2000, Mr. Goldner owned options to purchase an aggregate of 406,874 Symbol shares (including options to purchase 91,250 shares held by trust, of which Mr. Goldner is a co-trustee and a beneficiary). As of October 1, 2000, Mr. Goldner's wife owned 6,150 Symbol shares and is co-trustee and a beneficiary of a trust, which owned options to purchase 168,749 Symbol shares. Mr. Goldner disclaims beneficial ownership of any shares held by his wife or this trust.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS



     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against the expenses, including attorneys' fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that, if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     The registrant's bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including but not limited to any action or suit by or in the right of the registrant to procure a judgement in its favor) by reason of the fact that he is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise in any capacity, against expenses (including attorneys' fees), judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made to or on behalf of any person if such indemnification would be prohibited under applicable law. The foregoing indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, agreement, vote of stockholders or otherwise.

     As permitted by Section 102 of the DGCL, the registrant's Certificate of Incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breaches of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such position at another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. All of the directors and officers of the registrant are covered by insurance policies maintained and held in effect by the registrant against liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended, subject to certain exclusions.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     See Exhibit Index.

ITEM 9. UNDERTAKINGS


     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (e) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Holtsville, New York on December 1, 2000.

                                    SYMBOL TECHNOLOGIES, INC.


                                    By: /s/ Leonard H. Goldner as
                                            Attorney-In-Fact
                                      -------------------------------
                                    Name: Tomo Razmilovic
                                    Title: President and Chief Executive
                                    Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on December 1, 2000.




                  SIGNATURE                                      TITLE
---------------------------------------------   --------------------------------------
                                                President and Chief Executive
 /s/ Leonard H. Goldner as Attorney-In-Fact     Officer (Principal Executive Officer)
 ------------------------------------------     and Director
                Tomo Razmilovic
     Senior Vice President-Finance and
         /s/ Kenneth V. Jaeggi                  Chief Financial Officer (Principal
 ------------------------------------------     Financial Officer)
             Kenneth V. Jaeggi

         /s/ Robert W. Korkuc                   Vice President (Principal Accounting
 ------------------------------------------     Officer)
             Robert W. Korkuc

 /s/ Leonard H. Goldner as Attorney-In-Fact     Chairman of the Board and Director
 ------------------------------------------
               Jerome Swartz

 /s/ Leonard H. Goldner as Attorney-In-Fact     Director
 ------------------------------------------
            Raymond R. Martino

 /s/ Leonard H. Goldner as Attorney-In-Fact     Director
 ------------------------------------------
            Harvey P. Mallement

 /s/ Leonard H. Goldner as Attorney-In-Fact     Director
 ------------------------------------------
           George Bugliarello

 /s/ Leonard H. Goldner as Attorney-In-Fact     Director
 ------------------------------------------
             Charles B. Wang

 /s/ Leonard H. Goldner as Attorney-In-Fact     Director
 ------------------------------------------
              Leo A. Guthart

                                                Director
 ------------------------------------------
             James H. Simons